EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) entered into as of this 23rd day of October, 2009, by and among Southwest Resources, Inc., a Delaware company with a principal address of 3001 Knox Street, Suite 403, Dallas, Texas 75205 (“Buyer”), and Duke Mining Company, a Delaware company with a principal address of 850 Third Avenue, Suite 1801, New York, NY 10022 (“Seller”).

BACKGROUND

WHEREAS, Seller is the owner and operator of a mining business (the “Business”); and

WHEREAS, the Buyer desires to acquire certain assets and assume certain liabilities from the Seller relating to the Business; and

NOW, THEREFORE, for and in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

AGREEMENT

Article I

Purchase and Sale of Assets

Section 1.1

Purchase and Sale of the Purchased Assets.  Upon the terms and subject to the conditions and exceptions contained herein, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller all of the Purchased Assets.  For purposes of this Agreement, the term “Purchased Assets” shall mean certain of the assets and rights of the Seller’s, related to the Business as more fully described below:

(a)

Mine Assets.  All assets described on Exhibit A hereto (the “Mine Assets”).

(b)

Contract Rights.  All rights under any agreements, such as executory contracts, operating contracts, purchase and sale orders, including, without limitation, all of Seller’s rights in, to receivables or under any unfilled customer orders payments relating to the Mine Assets (collectively, the “Contract Rights”).

(c)

Permits, Licenses, Etc.  All permits, licenses, franchises, variances, consents or authorizations issued by, and all registrations and filings with, any governmental agency in connection with the Mine Assets to the extent such permits, licenses, franchises, variances, consents, authorizations, registrations and filings are assignable.

(d)

Other Assets.  All catalogs, technical manuals, customer and supplier lists and records, business goodwill, business and marketing plans, credit files, personnel files, videotapes, photographs, advertising literature and other marketing materials and all other books and records related to the Business.

(e)

Warranties.  All warranties (express or implied) and similar rights and claims related to the Mine Assets.

Section 1.2

 Lease to Premises.

Buyer agrees and acknowledges that any lease arrangements relating to the Business are to be assumed by Buyer including but not limited to the lease dated November 14, 2008 by and between Premere Resources Corporation and Seller with respect to a 640 acre mining claim located in San Juan County, Utah on Utah School and Institutional Trust Lands Administration, more fully described as Mineral Claim # 50719, legal description as T29sR22E SL. Sec36.  Buyer hereby agrees and acknowledges that it has spoken to Ben Campbell and confirmed that Ben Campbell will recognize the assignment of the Lease and all rights and obligations thereunder. Upon transfer of the Purchased Assets to the Buyer as described herein, the Buyer hereby agrees to be bound by and subject to the terms and conditions of the Lease as fully and effectively as if the undersigned had originally executed a counterpart of the Lease together with the other parties thereto.  The undersigned hereby acknowledges having received and reviewed a copy of the Lease.

Section 1.3

Representations and Warranties of Seller.  The Buyer is purchasing the Purchased Assets AS IS and therefore there is no guarantee of the condition, validity or suitability of any purpose or express or implied warranty of any kind related to the Purchased Assets.

Article II

Purchase Price and Closing

Section 2.1

Purchase Price.  Buyer will assume all liabilities of relating to the Purchase Assets, including, but not limited to, the liabilities set forth of Exhibit B hereto.

Section 2.2

No Assumption of Liabilities.  Except as set forth in Section 2.1 above, Buyer shall not assume any liabilities and obligations of Seller, known or unknown, liquidated or unliquidated, accrued or unaccrued, due or to become due, absolute, contingent or fixed (the “Seller’s Liabilities”), including, but not limited to, Buyer shall not assume the following Seller Liabilities (the “Excluded Liabilities”):

(a)

Any Seller Liabilities to or in respect of any temporary or permanent employees or former employees of Seller for any period (collectively, the “Employee Liabilities”), including, without limitation:  (A) any Seller Liability under or with respect to any Employee Benefit Plan, whether or not written, at any time maintained, contributed to by Seller or under which Seller may incur Seller Liability, or any Seller Liability with respect to Seller’s withdrawal or partial withdrawal from or termination of any such plan, program or arrangement; (B) any sick days or personal days; and (C) any claim of an unfair labor practice, for severance pay or under any state unemployment compensation law or regulation or under any federal or state employment discrimination law or regulation, whether or not such Seller Liabilities are described, listed or referred to on any Schedule or Exhibit hereto, including any Seller Liability for severance or COBRA arising from Seller’s termination of said employees;

(b)

Any Seller Liabilities in respect of injury to or death of any person, animal or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory, whether or not such Seller Liabilities are described, listed or referred to on any Schedule or Exhibit hereto;

(c)

All Seller Liabilities for Taxes (as hereinafter defined), including Taxes relating to the sale of the Purchased Assets to Buyer.  “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59Aof the Internal Revenue Code, as amended (the “Code”)), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

(d)

All Seller Liabilities directly or indirectly resulting from or arising out of Seller’s entering into, performing its obligations pursuant to, or consummating the transactions contemplated by, this Agreement, including, without limitation, all legal and other professional fees; and

(e)

Except as set forth in Section 2.1, all promissory notes, letters of credit and guaranties.

Section 2.3

The Closing.  The consummation of the transactions contemplated by Sections 1.1 and 2.1 shall constitute the Closing.  The Closing shall take place at such other time or place or on such other date as shall be mutually agreed upon by the Seller and Buyer, which date shall constitute the Closing Date.

Section 2.4

Transfer Documents.  To effect the transfer of the Purchased Assets in accordance with this Agreement at the Closing, Seller shall execute and deliver to Buyer documents consistent with the terms of this Agreement and satisfactory to Buyer's Counsel, including the following:

(a)

a warranty bill of sale containing such warranties as are consistent with the terms of this Agreement, pursuant to which Seller conveys to Buyer the Purchased Assets.  Seller shall take all steps that may be reasonably requested by Buyer to put Buyer in actual possession, operation and control of the Purchased Assets;

(b)

assignments or other documents of transfer, whereby Seller transfers to Buyer all Proprietary Rights and Contract Rights, in recordable form to the extent necessary or appropriate to assign such rights;

(c)

certain of the Books and Records related to the Purchased Assets;

(d)

such other instruments and documents as shall be reasonably requested by Buyer to vest in Buyer good and valid title in and to the Purchased Assets in accordance with the provisions hereof.

All of the foregoing described instruments shall be in form and substance and shall be executed and delivered in a manner consistent with the terms of this Agreement and prepared by Buyer and Buyer's Counsel in their reasonable discretion.

Article III

Representations and Warranties

Section 3.1

Representations and Warranties of Seller.  Seller represents and warrants to Buyer that the statements contained in this Section 3.1 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date.

(a)

Organization and Qualification.  Seller warrants and represents that Seller is validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on the business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

(b)

Authorization of Transaction.  Seller has full power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.  This Agreement and all related agreements executed by Seller have been duly executed and delivered by Seller and constitute valid and legally binding obligations of Seller, enforceable against him in accordance with their terms and conditions.  Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c)

Legal Compliance.  Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, Proceeding, arbitration, audit, suit, hearing, investigation, charge, complaint, claim, demand or notice, whether civil, criminal, administrative investigative, or informal (“Proceeding”) has been filed or commenced against any of them alleging any failure so to comply.  Seller warrants and represents that Seller except as related to the Lease, to the best of the Seller’s knowledge, the Seller is not in violation of any term or provision of any charger, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation; and Seller's execution and delivery of, and performance and compliance with, this Contract will not result in the violation of, or be in conflict with, or constitute a default under, any term or provision of the foregoing, or result in the creation of any mortgage, lien, encumbrance, or charge on any of the properties or assets of Seller pursuant to any such term or provision.

(d)

Tax Matters.

(i)

Seller has filed all Tax returns that he was required to file.  All such Tax returns were correct and complete in all respects.  All Taxes owed by Seller as shown on said Tax returns have been paid. Seller currently is not the beneficiary of any extension of time within which to file any Tax return.  No claim has been made by an authority in a jurisdiction where Seller does not file Tax returns that it is or may be subject to taxation by that jurisdiction.  There are no security interests, other than liens for Taxes not yet due and payable, on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax;

(ii)

Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party;

(iii)

No authority is expected to assess any additional Taxes for any period for which Tax returns have been filed.  There is no dispute or claim concerning any Tax Liability of Seller either (A) claimed or raised by any authority in writing, or (B) as to which Seller has knowledge;

(iv)

Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

(g)

Liability.  Seller does not have any Liability (and there is no reasonable basis for any present or future Proceeding against Seller giving rise to any Seller Liability) arising out of any injury to individuals, animals or property as a result of the ownership, possession or use of any asset in the Business.  There are no facts, which Seller believes will lead to such a Seller Liability, asserted or otherwise.

(h)

Employees.  Seller is not a party or aware of any discrimination claims, sexual harassment claims, claims of unfair labor practices or employment claims.

(i)

No Material Change Through Closing.  Seller is aware of no event or occurrence that materially adversely affects the purchased assets, the Business property, Premises, financial condition or operation of this Business.

Section 3.2

Representations and Warranties of Buyer.  Buyer represents and warrants toSeller that the statements contained in this Section 3.2 are correct and complete as of the date hereof and will be correct and complete as of the Closing Date.

(a)

Organization and Qualification.  Buyer warrants and represents that Buyer is validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on the business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

(b)

Authorization of Transaction.  Buyer has full power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.  This Agreement and all related agreements executed by Buyer have been duly executed and delivered by Buyer and constitute valid and legally binding obligations of Buyer, enforceable against it in accordance with their terms and conditions.  Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

Article IV

Conditions to Closing

Section 4.1

Conditions to Obligation of Buyer.  The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)

the representations and warranties set forth in Sections 1.3 and 3.1 above shall be true and correct in all material respects at and as of the Closing;

(b)

Seller shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(c)

No Proceeding shall be pending or threatened wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of Buyer to own the Purchased Assets.

All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Buyer with all deliberate speed.  Buyer may waive any condition specified in this Section 4.1 if it executes a writing so stating at or prior to the Closing.

Article V

Intentionally Deleted

Article VI

General

Section 6.1

Survival of Representation and Warranties.  All representations, warranties, covenants and delivery requirements set forth in this Agreement shall survive the closing for a period of six (6) months.

Section 6.2

Damage or Destruction of Purchased Assets.  If any of the Purchased Assets are damaged or destroyed prior to closing, Seller must promptly notify Buyer.  Buyer will thereupon have the right, at its option, to elect to terminate this Agreement without liability, or to proceed to the Closing and accept all insurance proceeds received as a result of any damage or destruction.  Risk of loss of, or damage or destruction to, the Property will be borne by Seller until the Closing.

Section 6.3

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

Section 6.4

Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 6.5

Notices.  Any notices or other communications required or permitted under this Agreement shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, addressed to Seller at c/o Duke Mining Company, 850 Third Avenue, Suite 1801, New York, NY 10022 or Buyer at c/o Southwest Resources, Inc, or at any other address furnished in writing by either party to the other, and shall be deemed to have been given as of the date delivered or deposited in the United States mail, as the case may be.

Section 6.6

Parties in Interest.  All the terms and provisions of this Agreement shall be binding on and inure to the benefit of, and be enforceable by, Seller and Buyer and their successors and assigns.

Section 6.7

Seller's Further Cooperation.  Seller agrees to cooperate with Buyer in the transition of ownership of the Business and provide Buyer with reasonable assistance during the transition of same.

Section 6.8

Brokers.  Seller warrants and represents that the introduction of Seller to Buyer and all negotiations on the part of Seller relative to this Agreement and the transaction contemplated by this Agreement have been effected and carried on by Seller directly with Buyer without intervention of any broker, finder, or other person.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Duke Mining Company

/s/ Benjamin Mayer
By: Benjamin Mayer
Its: President and Chairman of the Board

Southwest Resources, Inc.

/s/ Dennis G. McLaughlin III
By: Dennis G. McLaughlin III
Its: Chief Executive Officer